EXHIBIT 23.1 - CONSENT OF ACCOUNTANTS

MANNGING ELLIOTT, LLP
Chartered Accountants
11th floor, 1050 West Pender Street
Vancouver, BC, Canada  V6E 3S7

October 14, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement on Form S-8 of Agent155 Media Corporation of our report dated April 14, 2011 on our audit of the consolidated financial statements of Agent155 Media Corporation, formerly known as Freshwater Technologies, Inc., as of  December 31, 2010, and the results of its operations and cash flows for the year ended December 31, 2010, as filed in Form 10-K on April 15, 2011, as well as the quarterly reports for the quarters ended March 31, 2011 and June 30, 2011 as filed in Forms 10-Q’s on May 13, 2011 and August 15, 2011, respectively.

/s/ MANNING ELLIOTT, LLP
MANNING ELLIOTT, LLP
Vancouver, Canada

 Exhibit 23.2 - Consent of Counsel (included in Exhibit 5)
 Exhibit 24.1 - Special Power of Attorney (see signature page)